                                LEASE/SUBLEASE

                                BY AND BETWEEN

                          PERRY JUDD'S INCORPORATED,
                          a Delaware corporation, and

                          PERRY JUDD'S HOLDINGS, INC.
                            a Delaware corporation

                         COLLECTIVELY, AS SUBLANDLORD


                                     AND


                            PORT CITY PRESS, INC.,
                            a Maryland corporation

                                 AS SUBTENANT


                          DATED AS OF AUGUST 14, 1998

                                LEASE/SUBLEASE


         THIS LEASE/SUBLEASE ("Lease/Sublease") is entered into as of the 14th day of August, 1998 (the "Effective Date") by and between PERRY JUDD'S INCORPORATED, a Delaware corporation, and PERRY JUDD'S HOLDINGS, INC., a Delaware corporation (collectively, "Sublandlord"), and PORT CITY PRESS, INC., a Maryland corporation ("Subtenant"), with reference to the following:


                              W I T N E S S E T H


         WHEREAS, Sublandlord is the owner (or tenant, as described in the succeeding recitals) of that certain premises (the "Premises") consisting of:
(a) land described in EXHIBIT "A" hereto, (b) all buildings, structures and other improvements constructed and to be constructed thereon (including all building equipment and fixtures owned by Sublandlord, but excluding personal property, trade equipment and fixtures owned by Subtenant; and (c) all easements, rights and appurtenances relating thereto.

         WHEREAS, (i) Sublandlord has agreed to sell (the "Sale Transaction") the Premises to 1323 Greenwood, L.L.C., a Delaware limited liability company (herein "Landlord"); and (ii) Landlord, and Sublandlord, have agreed, at the closing (the "Closing") of the Sale Transaction, to enter into that certain lease agreement, dated August 13, 1998 (hereinafter, the "Master Lease"), wherein Landlord has agreed to lease to Sublandlord and Sublandlord agreed to lease back from Landlord, the Premises.

         WHEREAS, a true and complete copy of the Master Lease is set forth on EXHIBIT "B" attached hereto and incorporated by reference herein and the same has been delivered to Subtenant, and Subtenant, by its execution hereof, acknowledges receipt of the same; all capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms under the Master Lease.

         WHEREAS, Sublandlord and Subtenant may enter into this Lease/Sublease prior to the time Sublandlord and Purchaser enter into the Master Lease at the Closing under the Purchase Agreement.

         WHEREAS, (a) if the Closing has not occurred as of the Effective Date, Sublandlord and Subtenant intend that this Lease/Sublease shall constitute a direct, prime lease of the Premises by Sublandlord, as owner of the Premises, to Subtenant, as tenant, until the date of the Closing and the effectiveness of the Master Lease, at which time this Lease/Sublease shall automatically be converted, without further action by the parties hereto, into a sublease of the Premises by Purchaser, as Landlord, Sublandlord, as Sublandlord, and Subtenant, as Subtenant, or (b) if the Closing has occurred, this Lease/Sublease shall immediately upon execution be a sublease between Sublandlord, as Sublandlord, and Subtenant, as Subtenant; in either case at a rent, and upon and subject to the covenants, agreements, terms, conditions, limitations, exceptions and reservations contained in the Master Lease.

         NOW, THEREFORE, in consideration of the premises leased and/or subleased herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Sublandlord and Subtenant hereby covenant and agree as follows:

                                   ARTICLE I.
                                LEASE PROVISIONS.

         If the Effective Date is prior to the date that Landlord and Sublandlord enter into the Master Lease (the "Master Lease Commencement Date"), Sublandlord hereby leases pursuant to the terms of this Article I and
Article III (the "Lease") the Premises to Subtenant, and Subtenant hereby hires the Premises from Sublandlord on the following terms, covenants and conditions:

         1.1. INCORPORATION OF TERMS OF MASTER LEASE. Each and every provision of the unexecuted Master Lease as set forth on EXHIBIT "B" of this Lease/Sublease is hereby incorporated by reference into the Lease with the same force and effect as if set forth at length herein and shall apply to the Premises at all times during the Lease Term as if the Lease Term and the Term of the Master Lease were co-extensive. References in the Master Lease to "Landlord", "Tenant", "Premises", "Lease", "Basic Rent" and "Additional Rent" shall be deemed to refer to Sublandlord, Subtenant, Premises, Lease, Basic Rent, Additional Rent applicable to the Lease Term hereunder, respectively. All references to the Lease in this Article I shall be deemed to be to the provisions of this Article I incorporating the terms of the unexecuted Master Lease.

         1.2. LEASE TERM. The Lease shall be for a term ("Lease Term") commencing on the Effective Date and ending on the Master Lease Commencement Date or on such earlier date upon which said term may expire or be canceled or terminated pursuant to the terms of the Master Lease; provided, however, that if for any reason Purchaser and Landlord do not enter into the Master Lease, the Lease Term shall continue until the expiration of the Term (as defined in the Master Lease), unless sooner terminated under the terms of the Lease.

         1.3. LEASE RENT.

              (a) BASIC RENT. Subtenant shall pay as rent for the Premises during the Lease Term an amount equal to the Basic Rent (which would otherwise be applicable under the Master Lease if the Term of the Master Lease and the Lease Term were co-extensive) in the amounts set forth on Exhibits
5-1 and 5-2 of the Master Lease, in monthly installments in advance on the Basic Rent Payment Date.

              (b) ADDITIONAL RENT. In addition to the Basic Rent provided for in Paragraph 1.3(a) of this Article I, during the Lease Term, Subtenant shall pay any and all Additional Rent and any other amounts payable by Tenant under the Lease.

                                      2.

              (c) PAYMENT OF RENT. During the Lease Term, Subtenant shall pay the Basic Rent, the Additional Rent and any other amounts required to be paid by Tenant under the Lease by wire or other electronic transfer of immediately available funds to Sublandlord at the address of Sublandlord set forth at Paragraph 1 of Article III hereof and/or to such other person or such other place or account as Sublandlord may designate to Subtenant in writing, without demand therefor, provided, Sublandlord may designate to Subtenant in writing that all of the monthly Basic Rent be paid directly to a mortgagee of Landlord (to the extent so provided in the Master Lease), and such payment by Subtenant to Landlord or a mortgagee shall satisfy Subtenant's rental obligations to the same extent as if such payment was made to the Sublandlord.

              (d) NO SET-OFF. Except as otherwise expressly provided in the Lease, Basic Rent and Additional Rent shall be paid by Subtenant without notice or demand (except as expressly provided in the Master Lease with respect to notice and demands), setoff, counterclaim, abatement, suspension, deduction or defense.

         1.4 ARTICLE I NOT EFFECTIVE IF CLOSING HAS OCCURRED. Notwithstanding anything to the contrary contained herein, the provisions of this Article I shall immediately cease to be effective, in the event that the Closing has occurred prior to the Effective Date hereof.

                                  Article II.
                            SUBLEASE PROVISIONS.

     If and when Landlord and Sublandlord enter into the Master Lease, Sublandlord hereby subleases pursuant to the terms of this Article II and
Article III (the "Sublease") to Subtenant, and Subtenant hereby subleases from Sublandlord the Premises on the following terms, covenants and conditions:

         2.1 INCORPORATION OF MASTER LEASE TERMS. Except as otherwise expressly provided herein, the provisions of the executed Master Lease in identical form as set forth on EXHIBIT "B" of this Lease/Sublease are hereby incorporated by reference with the same force and effect as if set forth at length herein and shall apply to the Premises to the extent that the same are applicable, except as modified and amended by this Lease/Sublease. References in the Master Lease to "Landlord", "Tenant", "Premises", "Master Lease", "Basic Rent" and "Additional Rent" shall be deemed to refer to Sublandlord, Subtenant, Premises, this Lease/Sublease, Basic Rent and Additional Rent hereunder, respectively. Subtenant hereby covenants to Sublandlord and agrees for the benefit of Sublandlord that Subtenant shall perform and observe each and every covenant and agreement to be observed or performed by the Tenant under the Master Lease. Sublandlord hereby covenants to Subtenant and agrees for the benefit of Subtenant that Sublandlord will not interfere with the fulfillment by Landlord of any of its obligations to Subtenant under that certain Non-Disturbance Agreement, dated on or about the date of the Closing, by and among, Landlord, Sublandlord and Subtenant (the "Non-Disturbance Agreement"), nor will Sublandlord have the right to take any action which will result in a default under the Master Lease or in the termination of the Master Lease. Notwithstanding the foregoing, Sublandlord shall have no liability to Subtenant for any default under the Master Lease to the extent the same is caused by Subtenant's failure to comply with its own obligations

                                       3.

under this Sublease. All references to the Sublease in this Article II shall be deemed to be to the provisions of this Article II incorporating the terms of the Master Lease. To the extent that any provisions of the Master Lease may conflict or be inconsistent with the provisions of any provisions of this Sublease, whether or not such inconsistency is expressly noted herein, the provisions of this Sublease shall govern.

         2.2. SUBLEASE TERM. The Sublease term ("Sublease Term") shall commence on the Master Lease Commencement Date and shall, subject to the terms of the Non-Disturbance Agreement, end on the day preceding the expiration of the Term of the Master Lease (the "Sublease Expiration Date") or on such earlier date upon which said term may expire or be canceled or terminated pursuant to any of the provisions of the Master Lease and this Sublease.

         2.3.  SUBLEASE RENT.

               (a) BASIC RENT. Subtenant shall pay as rent for the Premises during the Sublease Term an amount equal to the Basic Rent which would otherwise be applicable under the Master Lease if the Term of the Master Lease and the Sublease Term were coextensive in the amounts set forth on Exhibits 5-1 and 5-2 of the Master Lease in monthly installments in advance on the Basic Rent Payment Date.

               (b) ADDITIONAL RENT. In addition to the Basic Rent provided for in Paragraph 1.3(a) of this Article II, during the Sublease Term, Subtenant shall pay any and all Additional Rent and any other amounts payable by Tenant under the Lease when and if required under the Sublease.

               (c) PAYMENT OF RENT. During the Sublease Term, Subtenant shall pay the Basic Rent, the Additional Rent and any other amounts required to be paid by the Tenant under the Sublease by wire or other electronic transfer of immediately available funds directly to Landlord at 350 North Clark Street, Chicago, Illinois 60610, and/or to such other person or such other place or account as Landlord may designate to Subtenant in writing, without demand therefor; provided, Landlord or Sublandlord may designate to Subtenant in writing that all of the monthly Basic Rent and Additional Rent be paid directly to Landlord or a mortgagee of Landlord (to the extent so provided in the Master Lease), and such payment by Subtenant to Landlord or a mortgagee shall satisfy Subtenant's rental obligations to the same extent as if such payment was made to Sublandlord.

               (d) NO SET-OFF. Except as otherwise expressly provided in the Master Lease, Basic Rent and Additional Rent shall be paid by Subtenant without notice or demand (except as expressly provided in the Master Lease with respect to notice and demands), setoff, counterclaim, abatement, suspension, deduction or defense.

//

//
                                      4.

          2.4. CONDITION OF PREMISES.

               (a)  (i)   Subtenant agrees that it enters into this Sublease
without any representations, warranties or promises by Sublandlord, its agents, representatives, employees, servants or any other person with respect to the Premises; and no rights, easements or licenses are acquired by Subtenant by implication or otherwise, except as otherwise expressly set forth in the Master Lease.

                    (ii) Subtenant further represents that it has made a thorough examination of the Master Lease and that it is familiar with all the terms, conditions and covenants contained therein.

               (b) Sublandlord shall not be required to make any alterations, installations, additions, decorations, repairs or improvements to the Premises.

               (c) In no event shall Sublandlord be required to repair any damage to any equipment, furniture, furnishings, partitioning, carpeting, wallpapering or other decorative finishings unless such damage is due to the willful misconduct or negligence of Sublandlord.

               (d) Sublandlord shall (i) promptly submit to Landlord an extra copy or copies of plans, specifications and other items submitted by Subtenant for consent and approval, and (ii) promptly submit to Subtenant, all responses or inquiries from Landlord with respect to the foregoing.

               (e) On the expiration, termination or cancellation of this Sublease, all Alterations made by Subtenant, and all personal property left by Subtenant, shall, unless Sublandlord elects otherwise, be dealt with as provided in the Master Lease.

          2.5. USE OF PREMISES. Subtenant may use the Premises only for such use or uses as are permitted under the Master Lease.

          2.6. ASSIGNMENT AND SUBLETTING. Subtenant shall not, directly, indirectly, by operation of law or otherwise, assign, mortgage, pledge, encumber or in any manner transfer this Sublease, or any part thereof, or any interest of Subtenant hereunder, nor sublet or permit the Premises or any part thereof to be used or occupied by others except as provided in Paragraph 16 of the Master Lease. Subtenant agrees to provide Sublandlord with written notice of any proposed assignment or subletting concurrently with providing any such notice to Landlord under the Master Lease.

          2.7. SUBJECT TO MASTER LEASE.

               (a) This Sublease is subject and subordinate to all of the terms, covenants, provisions, conditions and agreements contained in the Master Lease and in any amendments or supplements thereto now or hereafter existing and the matters to which the Master Lease is subject and subordinate. Sublandlord will not enter into any modification or amendment of the Master Lease without Subtenant's prior written consent, which consent shall

                                      5.

not be unreasonably withheld. Subtenant acknowledges and agrees that the Master Lease may not be modified or amended without Sublandlord's prior written consent. Sublandlord hereby agrees that in the event that Subtenant requests the consent of Landlord or Sublandlord to any act or undertaking of Subtenant (i) Sublandlord will reasonably cooperate with such request, at no cost to Sublandlord, and (ii) provided that Landlord grants such consent, Sublandlord shall also grant such consent, if the granting of such consent will not increase, in any material way, the obligations, liabilities or financial burdens (contingent or otherwise) of Sublandlord under the Master Lease. Subtenant further covenants and agrees (iii) that Subtenant will not do or cause to be done or suffer or permit any act or thing to be done which would or might cause the Master Lease or the rights of Sublandlord as Tenant thereunder to be canceled, terminated or forfeited or which would make Sublandlord liable for any damages, claims or penalties; and (iv) except for Sublandlord's willful misconduct, negligence or breach of the Master Lease, to indemnify and hold harmless Sublandlord from and against any and all liability, loss, damage, suits, penalties, claims and demands of every kind or nature (including, without being limited to, reasonable attorneys' fees and expenses of defense) by reason of Subtenant's failure to comply with the terms of the Sublease.

               (b) Subject to the terms of the Non-Disturbance Agreement, in the event of, and upon the termination or cancellation of the Master Lease pursuant to the terms and provisions thereof, this Lease/Sublease shall automatically cease and terminate.

               (c) In the event of any default on the part of either Sublandlord or Subtenant under any of the terms, covenants, conditions, provisions or agreements of the Master Lease or of this Sublease, Sublandlord shall have the same rights and remedies against Subtenant under this Sublease as are available to the Landlord against Sublandlord under the provisions of the Master Lease, and Subtenant shall have the same rights and remedies against Sublandlord under this Sublease as are available to the Tenant against Landlord under the provisions of the Master Lease.

               (d) The provisions of this Paragraph 2.7 shall survive the expiration or sooner termination of this Sublease.

          2.8 DAMAGE OR DESTRUCTION. If the Premises shall be partially or totally damaged by fire or other cause, the consequences thereof shall be governed by the Master Lease, including, without limitation, Paragraphs 13, 14 and 15 of the Master Lease. Subtenant's right to an apportionment or abatement of rent and to repairs shall be dependent upon whether or not Sublandlord has a right to apportionment or abatement of rents and/or repairs under said Master Lease, including, without limitation, Paragraphs 13, 14 and 15, in respect of the Premises. Except as such rights are provided to Sublandlord by Landlord in the Master Lease, no damage, compensation or claims shall be payable by Sublandlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises.

          2.9 SERVICES, REPAIRS, RESTORATIONS, ETC. Subject to the terms of the Non-Disturbance Agreement, if Landlord shall default in any of its obligations to Sublandlord with respect to the Premises, Subtenant shall be entitled to enforce Sublandlord's rights against Landlord under the Master Lease, at no cost or expense to Sublandlord; provided Subtenant shall

                                       6.

defend, indemnify, protect and hold Sublandlord harmless from and against any and all claims, costs and expenses related to any such enforcement. Subject to the terms of the Non-Disturbance Agreement, if, after written request from Subtenant, Sublandlord shall fail or refuse to take appropriate action for the enforcement of Sublandlord's rights against Landlord with respect to the Premises within a reasonable period of time considering the nature of Landlord's default, Subtenant shall, if the same right would be permissible by Sublandlord under the Master Lease, have the right to pursue a claim, action, proceeding or arbitration, for injunction, damages or other remedy in its own name, and for that purpose and only to such extent all of the rights of Sublandlord under the Master Lease hereby are conferred upon and assigned to Subtenant and Subtenant hereby is subrogated to such rights to the extent that the same shall apply to the Premises; provided Subtenant shall defend, indemnify, protect and hold Sublandlord harmless from and against any and all claims, costs and expenses related to any such actions by Subtenant; and, provided, further, that notwithstanding anything herein to the contrary, in no event shall Subtenant have the right to take any action which may result in a default under the Master Lease or in a termination of the Master Lease, in whole or in part or in a surrender of all or any portion of the Premises. In connection with the defense of any indemnified claim hereunder, Sublandlord agrees that Subtenant may, at its option, provide a joint defense (with counsel reasonably acceptable to Sublandlord) to a claim which is asserted against both Sublandlord and Subtenant.

          2.10 EVENTS OF DEFAULT. The occurrence of any Event of Default under the Master Lease shall constitute a material default hereunder.

                                   ARTICLE III
                 PROVISIONS APPLICABLE TO BOTH LEASE AND SUBLEASE

The following terms, covenants and conditions shall apply to both the Lease and the Sublease:

          3.1 NOTICES. Any notice, demand, request or other communication which under the terms of this Lease/Sublease or under any provision of law or governmental regulation must or may be given either by Sublandlord to Subtenant or by Subtenant to Sublandlord shall be in writing and hand delivered or mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows to the person entitled to receive the same:

               (a) if to Sublandlord:

                        Perry Judd's Incorporated
                        575 West Madison Street
                        Waterloo, Wisconsin 53594
                        Attention: Craig Hutchinson
                        Facsimile:
                                  ------------------

//

//

                                       7.

                   with a copy to:

                        Liner Yankelevitz Sunshine
                        Weinhart & Regenstreif LLP
                        3130 Wilshire Boulevard
                        2nd Floor
                        Santa Monica, California 90403
                        Attention: Mitchell Regenstreif, Esq.
                        Facsimile: (310) 453-5901

                   with a copy to:

                        The Milhous Group
                        1160 Nicole Court
                        Glendora, California 91740
                        Attention: Tom Bressan
                        Facsimile: (909) 599-2390

              (b)  if to Subtenant:

                        The Mack Printing Group
                        1991 Northampton Street
                        Easton, PA 18042-3189
                        Attention: John C. Coconougher
                        Facsimile: (610) 250-7285

                   with a copy to:

                        Dechert Price & Roads
                        4300 Bell Atlantic Tower
                        1717 Arch Street
                        Philadelphia, PA 19143
                        Attention: Christopher G. Karras, Esq.
                        Facsimile: (215) 994-2222

Any notice shall be deemed to have been validly given two (2) business days after being deposited in the mail, postage prepaid. Either party by notice as aforesaid may change the addresses set forth above for notices, requests, demands or communications to it.

//

//

//

                                       8.

         3.2. BROKERS. Sublandlord and Subtenant each warrant and represent to the other, that it has dealt with no broker or other person in connection with this lease transaction. Sublandlord and Subtenant each agree to indemnify and save harmless the other from any costs, expenses, attorneys' fees or liability for compensation or charges which may be claimed by any broker or agent as a result of any conversations, correspondence, other dealings or actions of the indemnifying party in connection with this Lease/Sublease.

         3.3. SUCCESSORS AND ASSIGNS. This Lease/Sublease shall be binding upon and inure to the benefit of the parties hereto and, subject to the limitations set forth in Paragraph 2.6 of Article II hereof, their respective successors and assigns.

         3.4. COUNTERPARTS. This Lease/Sublease may be executed in counterpart originals and delivered by facsimile and all such counterparts and facsimiles shall constitute one original Lease/Sublease. If this Lease/Sublease is delivered by facsimile, the party delivering the Lease/Sublease by facsimile shall deliver to the other party the executed original by personal delivery or overnight courier in accordance with Paragraph 1 of this Article III.

/ /

/ /

/ /


                    [SIGNATURES ON FOLLOWING PAGE]



                                       9.

         IN WITNESS WHEREOF, Sublandlord and Subtenant have duly executed this Lease/Sublease as of the day and year first above written.


"SUBLANDLORD":                            "SUBTENANT":


PERRY JUDD'S INCORPORATED,               PORT CITY PRESS, INC.,
a Delaware corporation                   a Maryland corporation

By: /s/ Kenneth R. Duff                  By: /s/ THOMAS V. BRESSAN
    ----------------------------             --------------------------
    Its: Assistant Secretary                 Its: Secretary
         -----------------------             --------------------------


PERRY JUDD'S HOLDINGS, INC.,
a Delaware corporation

By: /s/ Kenneth R. Duff
    ----------------------------
    Its: Assistant Secretary
         -----------------------







                                      10.

                                  EXHIBIT "A"

                                  (PREMISES)


         Exhibit "A" to Lease/Sublease, dated as of August 14, 1998, by and between by and between PERRY JUDD'S INCORPORATED, a Delaware corporation, and PERRY JUDD'S HOLDINGS, INC., a Delaware corporation, collectively, as Sublandlord, and PORT CITY PRESS, INC., a Maryland corporation, as Subtenant.













                                  EXHIBIT "A"

                                  EXHIBIT "B"

                                (MASTER LEASE)


         Exhibit "B" to Lease/Sublease, dated as of August 14, 1998, by and between PERRY JUDD'S INCORPORATED, a Delaware corporation, and PERRY JUDD'S HOLDINGS, INC., a Delaware corporation, collectively, as Sublandlord, and PORT CITY PRESS, INC., a Maryland corporation, as Subtenant.

                                  EXHIBIT "B"